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                                                            EXHIBIT NO. 99.11(a)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference made to our firm under the captions "Condensed Financial Information" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 9 to Registration Statement No. 33-68310 on Form N-1A of our report dated November 6, 1998, on the financial statements and financial highlights of Vertex All Cap Fund, Vertex U.S. All Cap Fund and Vertex Contrarian Fund, each a series of MFS Series Trust XI, included in the 1998 Annual Report to Shareholders.


                                            ERNST & YOUNG LLP
                                            ---------------------
                                            Ernst & Young LLP

Boston, Massachusetts
November 20, 1998